Exhibit 4.1
FORM OF
FIRST AMENDMENT TO
COMMON STOCK PURCHASE WARRANT
OF COMTECH TELECOMMUNICATIONS CORP.
This FIRST AMENDMENT TO COMMON STOCK PURCHASE WARRANT (this “Amendment”) is made and entered into as of July 30, 2026, by and between Comtech Telecommunications Corp., a Delaware corporation (the “Company”), and [__________] (“Holder”). The Company and the Holder are referred to herein from time to time collectively as the “Parties,” and each individually, as a “Party.” Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Warrant (as defined below).
WHEREAS, on [_____ __, 202_], the Company issued to Holder a Warrant to Purchase Common Stock, pursuant to which Holder is entitled to purchase [__________] shares of the Company’s Common Stock at an exercise price equal to $0.10 per share (the “Warrant”); and
WHEREAS, that certain fee letter, dated as of June 17, 2024, by and between the Company and TCW Asset Management Company LLC, as administrative agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Fee Letter”), has been further amended pursuant to the Fourth Amendment to the Fee Letter, dated as of June 14, 2026 (the “Fee Letter Amendment”), which amended and restated Section C.2 of the Fee Letter to grant the Holder the right to require the Company to repurchase (the “Put Right”) up to 50% of the Holder's Warrants upon the consummation of the Specified Permitted Individual Disposition (as defined in the Credit Agreement) upon the terms and conditions set forth therein; and
WHEREAS, the Parties desire to amend the Warrant to codify the Put Right and make conforming modifications to Section 11.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree to amend the Warrant as follows:
1. New Definitions. The following defined terms are hereby added to the Warrant in appropriate alphabetical order among the existing defined terms:
“Optional Repurchase Trigger Event” means, as applicable, the earlier of (i) the consummation of a Term Loan Refinancing or (ii) the consummation of the Specified Permitted Individual Disposition.”
“Specified Permitted Individual Disposition” has the meaning ascribed to such term in the Credit Agreement.”
“SPID Disclosure Date” has the meaning set forth in Section 11.1(b).”
“SPID Optional Repurchase Date” has the meaning set forth in Section 11.2(b).”
2. Amendment to Section 11 Heading. The title of Section 11 of the Warrant is hereby amended and restated as follows:
“11. Optional Repurchase Right in Connection with a Term Loan Refinancing or Specified Permitted Individual Disposition.”

3. Amendment to Section 11.1 of the Warrant. Section 11.1 of the Warrant is hereby amended and restated in its entirety as follows:
“11.1 Optional Repurchase Right. Subject to the other terms of this Section 11, the Holder shall have the right (the “Optional Repurchase Right”) to require the Company to repurchase up to 50% of the Holder's Warrants for a cash purchase price equal to the applicable Optional Repurchase Price upon occurrence of an Optional Repurchase Trigger Event, as further described in Sections 11.1(a) and 11.1(b) below.
(a) Term Loan Refinancing. Upon the consummation of a Term Loan Refinancing, the Holder may exercise its Optional Repurchase Right, and the applicable Optional Repurchase Date shall be as set forth in Section 11.2(a) hereof. The Company's obligation to effect such Optional Repurchase shall be contingent upon the consummation of such Term Loan Refinancing. If such Term Loan Refinancing is not consummated, any Optional Repurchase Notice delivered in connection therewith shall be deemed withdrawn and of no force or effect.
(b) Specified Permitted Individual Disposition. Upon the consummation of the Specified Permitted Individual Disposition, the Holder may exercise its Optional Repurchase Right; provided, however, that the Optional Repurchase Right arising under this Section 11.1(b) shall not become exercisable, and the Holder shall not be entitled to deliver an Optional Repurchase Notice with respect thereto, until at least one (1) full Trading Day following the first date on which the Company has publicly disclosed the consummation of the Specified Permitted Individual Disposition in a filing with the Commission or in another broadly disseminated public announcement (such first date of public disclosure, the “SPID Disclosure Date”). If the Specified Permitted Individual Disposition is not consummated, any Optional Repurchase Notice purportedly delivered in respect thereof shall be deemed null and void and of no force or effect.”
4. Amendment to Section 11.2 of the Warrant. Section 11.2 of the Warrant is hereby amended and restated in its entirety as follows:
“11.2 Optional Repurchase Date.
(a) Term Loan Refinancing. The Optional Repurchase Date for the Optional Repurchase of any Warrant arising from a Term Loan Refinancing pursuant to Section 11.1(a) will be the date of the consummation of the applicable Term Loan Refinancing.
(b) Specified Permitted Individual Disposition. The Optional Repurchase Date for any Optional Repurchase of a Warrant arising from the Specified Permitted Individual Disposition pursuant to Section 11.1(b) (the “SPID Optional Repurchase Date”) will be the date that is one (1) full Trading Day following the date on which the Holder delivers the applicable Optional Repurchase Notice to the Company in accordance with Section 11.4.1(b)(B).
5. Amendment to Section 11.3 of the Warrant. Section 11.3 of the Warrant is hereby amended and restated in its entirety as follows:
“11.3 Optional Repurchase Price.
(a) Term Loan Refinancing. The Optional Repurchase Price for any Warrant to be repurchased upon an Optional Repurchase arising from a Term Loan Refinancing pursuant to Section 11.1(a) will be equal to the number of shares of Common Stock for which the Warrant may be exercised multiplied by 90% of the Daily VWAP, determined as of the day immediately prior to the Optional Repurchase Date.
(b) Specified Permitted Individual Disposition. The Optional Repurchase Price for any Warrant to be repurchased upon an Optional Repurchase arising from the Specified Permitted Individual Disposition pursuant to Section 11.1(b) will be equal to the number of shares of Common Stock for which the Warrant may be exercised multiplied by 90% of the Daily VWAP, determined as of the close of trading on the day immediately prior to the Optional Repurchase Date.

6. Amendment to Section 11.4.1 of the Warrant. Section 11.4.1 of the Warrant is hereby amended and restated in its entirety as follows:
“11.4.1 To exercise its Optional Repurchase Right for any Warrant(s), the Holder must deliver to the Company:
(a) a duly completed, written Optional Repurchase Notice with respect to such Warrant(s); and
(b) such Warrant(s), duly endorsed for transfer;
provided, however, that (A) in the case of an Optional Repurchase arising from a Term Loan Refinancing pursuant to Section 11.1(a), such Optional Repurchase Notice must be delivered no sooner than the day that the Company notifies the Holder of the proposed Term Loan Refinancing giving rise to the Optional Repurchase Right and no later than the later of (i) fifteen (15) Trading Days after the Company notifies the Holder of the proposed Term Loan Refinancing giving rise to the Optional Repurchase Right and (ii) five (5) Trading Days prior to the Optional Repurchase Date and any purported Optional Repurchase Notice delivered before, and any purported delivery after, the range set forth above will be deemed null and void; and (B) in the case of an Optional Repurchase arising from the Specified Permitted Individual Disposition pursuant to Section 11.1(b), such Optional Repurchase Notice must be delivered no earlier than one (1) full Trading Day after the SPID Disclosure Date. Any purported Optional Repurchase Notice delivered prior to one (1) full Trading Day after the SPID Disclosure Date shall be deemed null and void and of no force or effect.”
7. Amendment to Section 11.4.2(e) of the Warrant. Section 11.4.2(e) of the Warrant is hereby amended and restated in its entirety as follows:
“(e) that the Holder's election to effect the Optional Repurchase is contingent upon the consummation of the applicable Optional Repurchase Trigger Event.”
8. Full Force and Effect. From and after the date hereof, all references in the Warrant to “this Warrant,” “hereof” or words of similar import shall mean the Warrant as amended by this Amendment. Except as expressly set forth herein, the Warrant shall remain in full force and effect on the terms and conditions set forth therein.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
COMPANY:

COMTECH TELECOMMUNICATIONS CORP.

By: _____________________________
Name:
Title:
HOLDER:

[__________]

By: _____________________________
Name:
Title:
[FIRST AMENDMENT TO WARRANT
SIGNATURE PAGE]